Exhibit 99.3

Demandware Blog Post

Title: Salesforce Signs Definitive Agreement to Acquire Demandware

Today, I am pleased to share the news that Salesforce has signed a definitive agreement to acquire Demandware! This is a compelling transaction for Demandware, providing significant value for clients, partners, employees and shareholders.

We believe that Salesforce is the ideal fit for Demandware. Salesforce pioneered the market shift to enterprise cloud computing and, since our founding in 2004, Demandware has similarly transformed the retail industry with a scalable, cloud-based commerce platform. With Salesforce’s broader reach and complementary technologies, we will accelerate expansion of our addressable market and delivery of a unified commerce platform connecting retailers with consumers through any channel, anytime, anywhere.

Demandware’s mission is to empower retailers to engage and inspire consumers, enhance brand value and grow profitably. We expect to accelerate that mission as the Salesforce Commerce Cloud. When the transaction closes, Demandware will become an integral part of Salesforce’s world class Customer Success Platform. Demandware customers will be able to leverage the platform to deliver a more comprehensive, personalized consumer experience throughout the entire customer lifecycle while Salesforce customers will gain access to Demandware’s leading enterprise cloud commerce solution.

Salesforce and Demandware also share a similar “customer first” mentality. I am proud of the community that we have built and thankful to the clients who believed in our vision and entrusted us with their business. I am also proud of Demandware’s employees whose dedication and hard work have made this combination and its many benefits possible. I am confident that the Demandware team will continue to be an important contributor as part of Salesforce.

While we believe that the upside for Demandware’s clients and partners is compelling, today’s announcement is just the first step. We expect the transaction to be completed in the second quarter of Salesforce’s fiscal year 2017 (May 1 through July 31). Until that time, Demandware will remain a separate, independent company, and we will continue to conduct business as usual. As we bring our companies together, we look forward to sharing more specific details about Demandware as part of Salesforce.

Additional Information

The tender offer has not yet commenced. This document is neither an offer to purchase nor a solicitation of an offer to sell any securities. At the time the tender offer is commenced, Salesforce will file with the Securities and Exchange Commission (“SEC”) a Tender Offer Statement on Schedule TO, and Demandware will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Demandware stockholders and other investors are strongly advised to read the tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents that have yet to be filed) and the Solicitation/Recommendation Statement because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available for free at the SEC’s website at www.sec.gov. Free copies of these materials and other tender offer documents will be made available by the information agent for the tender offer.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, Salesforce and Demandware file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by the parties at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The parties’ filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

        This document contains “forward-looking statements” relating to the acquisition of Demandware by Salesforce. All statements other than historical facts included in this document including, but not limited to, statements regarding the timing and the closing of the transaction, the financing for the transaction, the expected benefits of the transaction, prospective performance and future business plans, and any assumptions underlying any of the foregoing, are forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown, or unknown risks or uncertainties materialize, actual results could vary materially from the parties’ expectations and projections. Risks and uncertainties include, among other things, uncertainties regarding the timing of the closing of the transaction; uncertainties as to how many of Demandware’s stockholders may tender their stock in the tender offer; the possibility that various closing conditions to the tender offer and merger transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction; that there is a material adverse change to Demandware; the outcome of any legal proceedings that may be instituted in connection with the transaction; that the integration of Demandware’s business into Salesforce is not as successful as expected; the failure to realize anticipated synergies and cost savings; the failure of Salesforce to achieve the expected financial and commercial results from the transaction; other business effects, including effects of industry, economic or political conditions outside either company’s control; transaction costs; actual or contingent liabilities; as well as other cautionary statements contained elsewhere herein and in Salesforce’s and Demandware’s periodic reports filed with the SEC including the factors set forth in their most recent annual reports on Form 10-K and quarterly reports on Form 10-Q, the Tender Offer Statement on Schedule TO and other tender offer documents to be filed by Salesforce, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Demandware. These forward-looking statements reflect Salesforce’s and Demandware’s expectations as of the date of this document. Demandware undertakes no obligation to update the information provided herein.